Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:  Rebecca Palumbo
                 303/839-5504 ext. 316
                 investorrelations@halladorenergy.com
                 www.halladorenergy.com

Hallador Energy Company’s
Carlisle Mine Capacity Substantially Sold Out for 2013 and 2014

Denver, Colorado, May 24, 2013 - Hallador Energy Company (NASDAQ: HNRG)

We are pleased to announce today our progress in extending our coal sales contracts into 2014 and 2015.  We will continue to participate in the growth of the Illinois Basin and look at markets for our Carlisle coal for 2015 and into the future.

The table below illustrates the status of our current coal contracts:

Period	Contracted Tons	Average Price
Nine months ending December 31, 2013	2,551,000	$43.45
2014	2,900,000	43.15
2015	1,200,000	41.40

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1660 Lincoln Street, Suite 2700, Denver, Colorado 80264
Phone:  (303) 839 – 5504   Fax:  (303) 832-3013    Website:  www.halladorenergy.com